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                                                                 EXHIBIT 10.1(b)

                                 FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT



         This First Amendment to Employment Agreement (this "Amendment"), dated as of June 28, 2000, is entered into by and between Duke Energy Field Services Assets, LLC, a Delaware limited liability company ("DEFS Assets") and Michael J. Panatier ("Executive").

         WHEREAS, Executive and DEFS Assets entered into that certain Employment Agreement dated April 1, 2000 (the "Employment Agreement") (capitalized terms used but not defined herein shall have the meaning given thereto in the Employment Agreement); and

         WHEREAS, Executive and DEFS Assets desire to amend the Employment Agreement.

         NOW, THEREFORE, for and in consideration of the mutual benefits to be derived from this Amendment, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         1. Amendment to Employment Agreement. The Employment Agreement is hereby amended as follows:

                  (a) Section 6 of the Employment Agreement is amended and restated to read as follows:

                           6. Long Term Incentive. As of May 26, 2000, Executive shall be granted a right to receive a cash award of $844,800.00 (the "First Cash Award"). On May 26, 2001,
                  Executive shall be granted a right to receive a


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                  cash award of 220% of his base salary on that date (the
                  "Second Cash Award" and together with the First Cash Award referred to as the "Cash Awards"). The Cash Awards, plus accrued but unpaid interest, shall be payable on April 1, 2002 (the "Vesting Date"). The Cash Awards shall earn interest from the respective grant dates at rate of six percent (6%) per annum. If DEFS Corporation shall commence a public offering of its common stock during the term of employment specified in
                  Section 3 of this Agreement, the Cash Awards, plus accrued but unpaid interest, shall automatically be exchanged for stock options and restricted stock of DEFS Corporation with 68% of the outstanding Cash Awards, plus accrued but unpaid interest, being exchanged for stock options of DEFS Corporation and 32% of the outstanding Cash Awards, plus accrued but unpaid interest, being exchanged for restricted stock of DEFS Corporation. The stock option and restricted stock grant agreements shall provide for the same Vesting Date. If Executive violates any restrictive covenants as provided in Sections 9 or 10 of this Agreement, during the term of employment specified in Section 3 of this Agreement or within a six-month period following termination of employment for any reason, Executive will repay any income realized or realizable from the long-term incentive awards granted under this Section
                  6. The Cash Awards shall be subject to the forfeiture provisions of Section 12 of this Agreement.

                  (b) Section 7 of the Employment Agreement is amended and restated to read as follows:

                           7.      Retention Award. As of May 26, 2000,
                  Executive shall be granted a right to receive a retention cash award of $960,000.00 (the "Retention Award"). The Retention Award shall be payable in two installments, with one half of the Retention Award, and interest earned thereon, payable on April 1, 2001 and the remaining Retention Award, and interest earned thereon, payable on April 1, 2002 (the "Retention Vesting


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                  Dates"). The Retention Award shall earn interest from May 26,
                  2000 at a rate of six percent (6%) per annum. If DEFS Corporation shall commence a public offering of its common stock during the term of employment specified in Section 3 of this Agreement, the Retention Award, plus accrued but unpaid interest thereon, shall automatically be exchanged for restricted stock of DEFS Corporation. The restricted stock grant agreements shall provide for the same Retention Vesting Dates. If Executive violates any restrictive covenants as provided in Sections 9 or 10 of this Agreement, during the term of employment specified in Section 3 of this Agreement or within a six-month period following termination of employment for any reason, Executive will repay any income realized or realizable from the Retention Award granted under this Section
                  7. The Retention Award shall be subject to the forfeiture provisions of Section 12 of this Agreement.

                  (c) Section 13 of the Employment Agreement is amended by inserting ", Cash Awards or Retention Award" after the words "restricted stock awards" in the first sentence thereof.

         2. Ratification. Except as amended hereby, the Employment Agreement shall remain in full force and effect as previously executed by the parties, and the parties hereby ratify the Employment Agreement as amended hereby.

         3. Waiver of Breach. The waiver by any party to a breach of any provision in this Amendment cannot operate or be construed as a waiver of any subsequent breach by a party.

         4. Severability. The invalidity or unenforceability of any particular provision of this Amendment shall not affect the other provisions hereof, and this Amendment shall be construed in all respects as if the invalid or unenforceable provision were omitted.


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         5.       Entire Agreement. Except as otherwise provided herein, this
Amendment and the Agreement contain the entire understanding of the parties as to the employment of Executive, superseding all prior understandings and agreements, and no modifications or amendments of the terms and conditions set forth or referred to herein shall be effective unless in writing and signed by the parties or their respective duly authorized agents.

         6. Governing Law. This Amendment shall be interpreted, construed and governed according to the laws of the State of Colorado, without reference to conflicts of law principles thereof.

         7. Dispute Resolution. In the event any dispute arises concerning the provisions of this Amendment, the parties agree that such dispute shall be resolved in accordance with the Employment Dispute Resolution procedures of the American Arbitration Association and that any arbitration pursuant to such procedures shall be held in Denver, Colorado.

         8. Consent to Jurisdiction. Employee hereby consents to the nonexclusive jurisdiction of any state court within Denver, Colorado or any federal court located within the same city for any proceeding instituted hereunder or arising out of or in connection with this Amendment.

         9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their permitted successors, assigns, legal representatives and heirs, but neither this Amendment nor any rights hereunder shall be assignable by Executive.



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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                          DUKE ENERGY FIELD SERVICES ASSETS, LLC


                                          By: /s/ JIM W. MOGG
                                             -----------------------------------
                                               Jim W. Mogg
                                               Chairman of the Board, President
                                               and Chief Executive Officer

                                          EXECUTIVE


                                          By: /s/ MICHAEL J. PANATIER
                                             -----------------------------------
                                               Michael J. Panatier










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